Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement (Form S-3) of Momenta Pharmaceuticals, Inc. for the registration of $25,000,000 of its common stock of our report dated January 28, 2005, with respect to the financial statements of Momenta Pharmaceuticals, Inc. incorporated by reference in the Registration Statement (Form S-3 No. 333-126356), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 18, 2005